EXHIBIT 5.1

TroyGould PC
1801 Century Park East, 16th Floor
Los Angeles, California 90067

July 27, 2009

CytRx Corporation
Suite 650
11726 San Vicente Boulevard
Los Angeles, California 90049

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale and issuance by CytRx Corporation, a Delaware corporation (the “Company”), of up to an aggregate of 15,252,040 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Common Shares”), together with warrants to purchase up to an additional 3,813,010 shares of Common Stock (the “Warrants”) and 3,813,010 shares of Common Stock of the Company issuable upon exercise of the Warrants (the “Underlying Shares” and together with the Warrants and the Common Shares, the “Securities”), pursuant to a Registration Statement on Form S-3, as amended (File No. 333-147605) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated July 23, 2009 included therein (the “Prospectus”) and the related prospectus supplement to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Statement”).  This opinion is furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus and the Prospectus Supplement, the Securities Purchase Agreement, dated July 24, 2009, by and among the Company and each purchaser identified on the signature pages thereto (the “Securities Purchase Agreement”), the form of Warrant to be included as an exhibit to the Company's Current Report on Form 8-K dated July 27, 2009 to be filed with the Commission in connection with the execution and delivery of the Securities Purchase Agreement and the transactions contemplated thereby, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates of public officials, officers' certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

CytRx Corporation
July 27, 2009

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the accuracy and completeness of all representations and other statements as to factual matters that are contained in the documents we have reviewed; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents.  With regard to the Underlying Shares, we have assumed that at the time of issuance or sale, a sufficient number of shares of Common Stock will be authorized and available for issuance.  We have also assumed that the Registration Statement will remain effective at all times when any Securities are issued and sold.

Based upon and subject to the foregoing, and the additional qualifications and limitations set forth below, we are of the opinion that (i) the Common Shares, when issued and sold against payment therefor as provided in the Securities Purchase Agreement and in accordance with the Registration Statement and the Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable, (ii) the Warrants, when issued and sold as provided in the Securities Purchase Agreement and in accordance with the Registration Statement and the Prospectus and the Prospectus Supplement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (iii) the Underlying Shares, when issued and sold against payment therefor in accordance with the terms of the Warrants and in accordance with the Registration Statement and the Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

In addition to the qualifications and limitations set forth above, the foregoing opinion is further qualified and limited as follows:

(a)           The foregoing opinion is rendered as of the date hereof.  We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)           We are members of the Bar of the State of California and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law, the substantive law of the State of California and the substantive federal securities laws of the United States of America.  We express no opinion as to the laws of any other state or jurisdiction of the United States or of any foreign jurisdiction.  We have made no inquiry into the laws and regulations or as to laws relating to choice of law or conflicts of law principles.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parole evidence to modify the terms or the interpretation of agreements.

CytRx Corporation
July 27, 2009

(c)           We express no opinion as to compliance with the securities (or “blue sky”), broker licensing, real estate syndication or mortgage lending laws of any jurisdiction.

(d)           The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law and including the possible unavailability of specific performance or injunctive relief).

(e)           This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.  Without limitation, we express no opinion as to the contents of the Registration Statement, the Prospectus or the Prospectus Supplement other than as expressly stated herein with respect to the issuance of the Securities.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and the Prospectus Supplement and to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K dated July 27, 2009.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.  This opinion is rendered solely to you in connection with the Registration Statement and may not be relied upon by you for any other purpose.

Very truly yours, /s/ TroyGould PC